UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2023

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4446-1A Hendricks Avenue Suite 354, Jacksonville, Florida	32207
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2023, the Board of Directors (“Board”) of ParkerVision, Inc. (the “Company”) approved a performance bonus for Mr. Jeffrey Parker, the Company’s chief executive officer, that included $40,000 in cash and 200,000 restricted shares under the Company’s 2019 Long-Term Incentive Plan (the “2019 Plan”).  The restricted shares vest immediately and have a grant-date fair value of approximately $60,000.  The bonus was awarded as consideration for Mr. Parker’s continued contribution to the Company and the continuation of his voluntary reduction in base salary of $60,000 annually since July 2018.

In addition, on January 16, 2023, the Board amended the 2019 Plan to increase the number of shares of common stock reserved for issuance under the 2019 Plan from 27 million to 30 million shares in order to provide sufficient reserved shares for future awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2023
PARKERVISION, INC.

By /s/ Cynthia French
Cynthia French
Chief Financial Officer